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                                                                    EXHIBIT 5.1

         [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI APPEARS HERE]

                                 May 16, 2001

eMachines, Inc.
14350 Myford Road, Suite 100
Irvine, California 92606

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

  We have examined the registration statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 17, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 2,300,000 additional shares of your common stock, par value $0.0000125 per share (the "Common Stock"), reserved for issuance under your 1998 Amended and Restated Stock Plan and 2000 Employee Stock Purchase Plan (collectively, the "Plans") and of an aggregate of 7,000,000 shares of your Common Stock issuable upon the exercise of outstanding options granted to Wayne R. Inouye on March 14, 2001, and to Brian Firestone on April 17, 2001, under separate stock option agreements (collectively, the "Individual Agreements"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plans and the Individual Agreements.

  It is our opinion that, when issued and sold in the manner referred to in the Plans and the Individual Agreements and pursuant to the agreements which accompany the Plans, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

  We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectuses constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the General Instructions to Form S-8 under the Securities Act and incorporating the Registration Statement.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati